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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (date of earliest event reported): August 16, 2002

                          GENESIS HEALTH VENTURES, INC.
             -----------------------------------------------------
             (Exact name of Registrant as specified in its charter)


         Pennsylvania                       00-33217             06-1132947
-------------------------------       -------------------    -------------------
(State or other jurisdiction of        (Commission File       (I.R.S. Employer
 incorporation or organization)             Number)          Identification No.)


                              101 East State Street
                       Kennett Square, Pennsylvania 19348
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code: 610-444-6350


Former name, former address, and former fiscal year, if changed since last report: N/A





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Item 7.   Financial Statements and Exhibits.

(c)         Exhibits

            99.1    Press release dated August 15, 2002



Item 9. Regulation FD Disclosure.

Genesis Health Ventures, Inc. (The "Company") and ManorCare, Inc. have agreed to withdraw all outstanding legal actions against each other stemming from the acquisition by Genesis' subsidiary, NeighborCare, of Manor Care's pharmacy subsidiary, Vitalink. Both companies have also agreed to withdraw the prior pharmacy service agreement and have entered into a new pharmacy service agreement. The new agreement will run through January 2006 and covers approximately 200 Manor Care facilities. The new agreement replaces the current agreement between the two companies that was set to expire in 2004.

The pricing of the new agreement has been reduced by approximately $8.5 million annually based upon current sales volumes. The agreement is retroactive to June 1, 2002. The Company believes that the revenue reduction resulting from the new agreement will be offset by cost reductions relating to certain of its previously announced strategic objectives.

Statements made in this public filing, and in our other public filings and releases, which are not historical facts contain "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties and are subject to change at any time. These forward-looking statements may include, but are not limited to statements containing words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "may" and similar expressions. Factors that could cause actual results to differ materially include, but are not limited to, the following: changes in the reimbursement rates or methods of payment from Medicare or Medicaid, or the implementation of other measures to reduce reimbursement for our services; changes in pharmacy legislation and payment formulas; the expiration of enactments providing for additional government funding; efforts of third party payors to control costs; the impact of federal and state regulations; changes in payor mix and payment methodologies; further consolidation of managed care organizations and other third party payors; competition in our business; an increase in insurance costs and potential liability for losses not covered by, or in excess of, our insurance; competition for qualified staff in the healthcare industry; our ability to control operating costs and generate sufficient cash flow to meet operational and financial requirements; achievement of cost reductions relating to certain strategic objectives; and an economic downturn or changes in the laws affecting our business in those markets in which we operate.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  GENESIS HEALTH VENTURES, INC.

                                  By: /s/ George V. Hager, Jr.
                                      -----------------------------------
                                      George V. Hager, Jr.
                                      Executive Vice President and
                                      Chief Financial Officer


Date: August 16, 2002